Exhibit 99.1

First Bancshares, Inc. Announces Securities Portfolio Repositioning and 2023 Fourth Quarter Earnings Call Information

HATTIESBURG, Miss.--(BUSINESS WIRE)--January 16, 2024--First Bancshares, Inc. (NASDAQ: FBMS) (the “Company”), holding company of The First Bank (“The First”), has announced the repositioning of a portion of its securities portfolio and information regarding its 2023 Fourth Quarter earnings call.

Securities Portfolio Repositioning

In December 2023, The First sold $123 million in available-for-sale securities with a weighted average book yield of 1.12% and average remaining life of 3 years. The First recognized a pre-tax loss on the sale of $9.7 million. The First reinvested the proceeds of the sale in available-for-sale bonds in the amount of $92 million with a weighted average life of 6 years and an average book yield of 5.33%. The First also used $30 million of the proceeds to repay borrowings from the Federal Reserve Bank under the Bank Term Funding Program with a rate of 4.82%.

The balance sheet repositioning is expected to result in increases in net interest margin of 8 basis points, net interest income of $4.7 million, and earnings per share of $0.11 with an estimated earn back period of 2.1 years.

Fourth Quarter 2023 Earnings Call Information

The First Bancshares will announce 2023 fourth quarter results following the NASDAQ’s closing on Wednesday, January 24, 2024. The Company will hold executive management’s quarterly conference call on Thursday, January 25, 2024 at 11:00 AM Eastern Time (10:00 Central Time).

The webcast is accessible by clicking on the following link:

https://register.vevent.com/register/BIf4b652d4e9ff4cd5a10ec44d884e1480

The webcast will be archived on www.thefirstbank.com after the call.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statements

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) prevailing, or changes in, economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations, including the effects of declines in the real estate market, high unemployment rates, inflationary pressure, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (3) interest rate risk, including the effects of rising interest rates; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; (9) changes in loan demand, real estate values, or competition; (10) changes in accounting principles, policies, or guidelines; (11) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic and related variants; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) potential impacts of the adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (15) the effects of war or other conflicts including the impacts relating to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the SEC, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998